UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2008

Omrix Biopharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51905	52-2147005
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1120 Avenue of the Americas, 4th Floor, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-6500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2008, Omrix Biopharmaceuticals, Ltd. entered into an amendment ("Amendment No. 2") to its construction agreement with S&A Design and Construction Ltd., an Israeli company, pursuant to which S&A designed and is constructing, on a turn-key basis, Omrix’ new manufacturing plant in Jerusalem (the "Original Agreement"). The first amendment to the Original Agreement was entered into on March 13, 2008. Amendment No. 2 is filed as Exhibit 99.1 to this report and incorporated herein by reference. The Original Agreement was originally disclosed in Omrix’ Form 8-K filed with the Securities and Exchange Commission (the "SEC") on August 7, 2006 (the "2006 Form 8-K"). The description of the Original Agreement under Item 1.01 of the 2006 Form 8-K and the Original Agreement, as previously amended, are hereby incorporated in their entirety into this report, subject to the amendments contained herein.

Amendment No. 2 amends the Original Agreement to include the design and construction of an additional production line for plasma products and packaging lines. In consideration for the additional work to be completed, Omrix will pay an additional $13,600,000 million of consideration to S&A, of which no more than $2,040,000 will be paid in the year ended December 31, 2009 and the remainder of which will be paid in 2010. The work to be performed under Amendment No. 2 is expected to be operational by 2011. Under Amendment No. 2, Omrix is required to pay S&A an additional bonus of $400,000 for completion by such date. In the event that Omrix terminates the Original Agreement, as amended by Amendment No. 2, the termination fee payable by Omrix would increase by an additional $3.5 million to $7.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omrix Biopharmaceuticals, Inc.

September 30, 2008	By:	/s/ Nanci Prado

Name: Nanci Prado
Title: Vice President, General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 2 to Construction Agreement, dated September 26, 2008, between Omrix Biopharmaceuticals, Ltd. and S&A Design and Construction Ltd.